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                                                                 EXHIBIT 23.2






                         CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Celerity Systems, Inc. (the "Company") on Form S-8 of our report dated February 27, 1998 on our audits of the financial statements of Celerity Systems, Inc. as of December 31, 1997 and 1996 for the years then ended, which report is included in the Company's annual report on Form 10-KSB.

                                     PricewaterhouseCoopers LLP


Knoxville, Tennessee
September 18, 1998